CARMAX REPORTS RECORD THIRD QUARTER RESULTS
                   -------------------------------------------

                      Releases Fourth Quarter Expectations
                      ------------------------------------

Richmond, Va. December 21, 2005 - CarMax, Inc. (NYSE:KMX) today reported results for the third quarter ended November 30, 2005.

|X| Total sales increased 17% to $1.42 billion from $1.22 billion in the third quarter of last year.

|X|     Comparable store used unit sales rose 3% for the quarter.

|X|     Total used unit sales grew 13% for the quarter.

|X| Net earnings increased 46% to $26.4 million, or 25 cents per share, compared with $18.0 million, or 17 cents per share, earned in the third quarter of last year.


        >> Earnings for the current year's quarter included a benefit of 3 cents per share from CarMax Auto Finance favorable items, while the prior year's third quarter included a similar benefit of 1 cent per share.

|X| For the fourth quarter of fiscal 2006 ending February 28, 2006, CarMax expects comparable store used unit sales performance in the range of -4% to +2%, and earnings per share in the range of 25 cents to 31 cents.

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Sales Components
----------------
                                                 Three Months Ended                      Nine Months Ended
(In millions)                                     November 30 (1)                         November 30 (1)
                                       ---------------------------------------   -----------------------------------
                                           2005           2004       Change            2005       2004     Change
                                           ----           ----       ------            ----       ----     ------
Used vehicle sales..................     $1,087.1     $   926.0      17.4 %        $3,527.4    $2,898.8    21.7 %
New vehicle sales...................        113.3         114.2      (0.8)%           399.3       388.5     2.8 %
Wholesale vehicle sales.............        174.2         132.7      31.3 %           554.5       441.7    25.6 %
Other sales and revenues (2)........         49.3          42.8      15.2 %           155.0       135.3    14.5 %
                                       ----------------------------              ------------------------
Net sales and operating revenues....     $1,424.0     $ 1,215.7      17.1 %        $4,636.2    $3,864.2    20.0 %
                                       ----------------------------              ------------------------

(1) Percent calculations and amounts shown are based on amounts presented on the attached consolidated statements of earnings and may not sum due to rounding.
(2) Other sales and revenues include extended service plan revenues, service department sales, and third-party finance fees.

                                     -more-


CarMax, Inc.
Page 2 of 10




Retail Vehicle Sales Changes
----------------------------
                                                  Three Months Ended                      Nine Months Ended
                                                      November 30                            November 30
                                           ----------------------------------     ----------------------------------
                                                2005              2004                 2005              2004
                                                ----              ----                 ----              ----
Comparable store vehicle sales:
     Used vehicle units............              3 %               2 %                   7%              (3)%
     New vehicle units.............             (6)%              11 %                   2%              12 %
     Total units...................              3 %               2 %                   6%              (2)%

     Used vehicle dollars..........              7 %               3 %                  10%              (1)%
     New vehicle dollars...........             (5)%               9 %                   3%              11 %
     Total dollars.................              6 %               4 %                   9%               0 %

Total vehicle sales:
     Used vehicle units............             13 %              15 %                  18%               8 %
     New vehicle units.............             (2)%              (6)%                   1%              (3)%
     Total units...................             12 %              13 %                  17%               7 %

     Used vehicle dollars..........             17 %              16 %                  22%              10 %
     New vehicle dollars...........             (1)%              (7)%                   3%              (3)%
     Total dollars.................             15 %              13 %                  19%               9 %



Retail Vehicle Sales Mix
------------------------
                                                  Three Months Ended                      Nine Months Ended
                                                      November 30                            November 30
                                           ----------------------------------     ----------------------------------
                                                 2005             2004                 2005              2004
                                                 ----             ----                 ----              ----
Vehicle units:
     Used vehicles.................               93%               93%                  93%              92%
     New vehicles..................                7                 7                    7                8
                                           ----------------- ----------------     ---------------- -----------------
     Total.........................              100%              100%                 100%             100%
                                           ----------------- ----------------     ---------------- -----------------

Vehicle dollars:
     Used vehicles.................               91%               89%                  90%              88%
     New vehicles..................                9                11                   10               12
                                           ----------------- ----------------     ---------------- -----------------
     Total.........................              100%              100%                 100%             100%
                                           ----------------- ----------------     ---------------- -----------------



Retail Unit Sales
-----------------
                                                   Three Months Ended                      Nine Months Ended
                                                       November 30                            November 30
                                            ----------------------------------     ----------------------------------
                                                  2005             2004                 2005              2004
                                                  ----             ----                 ----              ----
Used vehicles.......................             66,680            58,908               216,439         183,657
New vehicles........................              4,675             4,765                16,599          16,365
                                            ----------------- ----------------     ---------------- -----------------
Total...............................             71,355            63,673               233,038         200,022
                                            ----------------- ----------------     ---------------- -----------------


                                                               -more-
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CarMax, Inc.
Page 3 of 10



Average Retail Selling Prices
-----------------------------
                                                   Three Months Ended                      Nine Months Ended
                                                       November 30                            November 30
                                            ----------------------------------     ----------------------------------
                                                 2005              2004                 2005             2004
                                                 ----              ----                 ----             ----
Used vehicles......................             $16,147           $15,591              $16,157          $15,650
New vehicles.......................             $24,081           $23,804              $23,896          $23,562
Weighted average...................             $16,667           $16,205              $16,708          $16,297


Earnings Highlights
-------------------
                                                  Three Months Ended                     Nine Months Ended
(In millions except per share data)                   November 30                           November 30
                                          ------------------------------------   -----------------------------------
                                               2005      2004       Change           2005       2004      Change
                                               ----      ----       ------           ----       ----      ------
Net earnings........................          $26.4      $18.0        46.4%         $107.7      $83.2       29.3%
Diluted weighted average shares
    outstanding.....................          106.4      105.7         0.7%          106.3      105.7        0.6%
Net earnings per share (1)..........          $0.25      $0.17        47.1%          $1.01      $0.79       27.8%

(1) All per share amounts are presented on a fully diluted basis.


Selected Operating Ratios
-------------------------
                                                 Three Months Ended                      Nine Months Ended
(In millions)                                        November 30                            November 30
                                        --------------------------------------  ------------------------------------
                                            2005     % (1)     2004    % (1)       2005    % (1)    2004     % (1)
                                            ----     -----     ----    -----       ----    -----    ----     -----

Net sales and operating revenues....      $1,424.0  100.0%  $1,215.7   100.0%    $4,636.2  100.0% $3,864.2   100.0%
Gross profit........................      $  177.2   12.4%  $  145.4    12.0%    $  583.5   12.6% $  475.9    12.3%
CarMax Auto Finance income..........      $   28.0    2.0%  $   20.4     1.7%    $   78.9    1.7% $   63.0     1.6%
Selling, general, and administrative
   expenses.........................      $  161.7   11.4%  $  137.2    11.3%    $  486.2   10.5% $   402.6   10.4%
Operating profit (EBIT) (2).........      $   43.4    3.0%  $   29.4     2.4%    $  176.1    3.8% $   137.0    3.5%
Net earnings........................      $   26.4    1.9%  $   18.0     1.5%    $  107.7    2.3% $    83.2    2.2%

(1) Calculated as the ratio of the applicable amount to net sales and operating revenues.
(2) Operating profit equals earnings before interest and income taxes.


Gross Profit
------------
                                                 Three Months Ended                      Nine Months Ended
                                                    November 30                             November 30
                                       ---------------------------------------  ------------------------------------
                                              2005                2004                2005              2004
                                              ----                ----                ----              ----
                                        $/unit(1)   %(2)  $/unit(1)   % (2)    $/unit(1)   %(2) $/unit(1)    %(2)
                                       ---------- -------- -------   --------   -------   -----  -------   --------
Used vehicle gross profit...........     $1,758    10.8%     $1,765   11.2%       $1,807   11.1%   $1,826   11.6%
New vehicle gross profit............     $  866     3.6%     $  886    3.7%       $  943    3.9%   $  866    3.7%
Wholesale vehicle gross profit......     $  726    16.8%     $  440   11.8%       $  641   15.3%   $  428   11.4%
Other gross profit..................     $  374    54.0%     $  339   50.5%       $  395   59.3%   $  379   56.1%
Total gross profit..................     $2,483    12.4%     $2,284   12.0%       $2,504   12.6%   $2,379   12.3%

(1) Calculated as category gross profit divided by its respective units sold, except the other and total categories, which are divided by total retail units sold.
(2)  Calculated as a percentage of its respective sales or revenue.


                                                                -more-

CarMax, Inc.
Page 4 of 10

Business Performance Review
---------------------------

Sales. "Our third quarter used car sales growth reflected increased traffic
-----
compared with last year's third quarter, as well as continuing strong execution," said Austin Ligon, president and chief executive officer. "We were able to sustain positive momentum even as the cross-shopping benefit from this summer's new car employee pricing programs waned. Subsequently, new car sales and traffic levels dropped significantly, reflecting the limited model year close-out vehicle availability that resulted from the success of the employee pricing programs." The new car employee pricing programs ended in late September and early October.

"The effect on sales from hurricanes occurring during the quarter was actually slightly positive," said Ligon. "As anticipated, we were able to fully recover the sales lost to weather-related store closures in south Florida and in Houston from Hurricanes Wilma and Rita. And we saw a slight benefit from replacement purchases made by consumers displaced by Hurricane Katrina.

"Wholesale sales continued to be exceptionally strong, as we benefited from higher year-over-year wholesale prices, strong appraisal traffic, and geographic expansion," Ligon said. "Even with the precipitous drop in SUV prices, we did not see as much of a total deceleration in overall wholesale used car pricing as normally occurs during the third quarter. We believe both the continued strength of compact and mid-size car prices, driven by gasoline price concerns, and the more limited availability of model year close-out vehicles contributed to this situation.

"New vehicle sales declined modestly, reflecting the performance of the broader new car marketplace following the end of the employee discount programs," said
Ligon. "Other sales and revenues benefited from increases in extended service plan revenues and service department sales."

Margins. "We are quite pleased with the strength in our gross profit per unit in
-------
what is typically our toughest and most volatile quarter of the year," said
Ligon. "Our used vehicle gross profit per unit was similar to last year's third quarter, and we benefited from an unusually high wholesale gross profit. We adjusted our appraisal offers to incorporate the anticipated drop in wholesale pricing that typically occurs in the fall. However, our wholesale auctions reflected the more modest actual price declines, giving us more wholesale margin than we had planned despite a solid improvement in appraisal purchase rates. We remained active buyers of SUVs throughout the period unlike many of our new car franchise competitors.

"Margins on other sales and revenues grew as a result of the growth in extended service plan revenues, which have no associated cost of sales, and the growth in our service margin, reflecting improved overhead expense absorption," Ligon said.

CarMax Auto Finance. CAF income increased 37%, to $28.0 million in this year's
-------------------
third quarter from $20.4 million in the same quarter last year. CAF income benefited from the growth in total sales and managed receivables, a favorable valuation adjustment, and the favorable effect of the public securitization completed in September. This year's third quarter CAF income included a benefit of 2 cents per share primarily related to lowering the loss rate assumptions on certain previously securitized receivables. Last year's third quarter CAF income included a similar 1 cent per share benefit. This year's third quarter also included a 1 cent per share benefit related to the September public securitization. CAF continued to benefit from robust demand in the asset-backed


                                     -more-


CarMax, Inc.
Page 5 of 10

securities market and the strength and consistency of CAF's receivables performance.

For loans originated and sold in the quarter, the gain as a percent of loans sold was 3.6% in the current year's third quarter compared with 3.5% in last year's third quarter. The reported gains as a percent of loans sold of 5.0% in this year's third quarter and 4.1% in last year's third quarter include the benefits related to the valuation adjustments and the new public securitization.

SG&A. "Selling, general, and administrative expenses as a percent of net sales
----
and operating revenues increased slightly to 11.4% in this year's third quarter from 11.3% in last year's quarter," Ligon said. "As expected, the moderate rate of increase in unit comps was not sufficient to provide SG&A leverage. Having a larger percentage of our store base comprised of stores not yet at basic maturity and last year's lower-than-normal corporate bonuses were also contributing factors. At the end of this year's third quarter, 49% of our stores were less than four years old, compared with 40% at the end of last year's third quarter."

Earnings. "We finished the quarter with earnings of 25 cents per share, at the
--------
top end of our guidance range," said Ligon. "Excluding the favorable CAF items, we were at the mid-point of our earnings guidance range, despite being at the lower end of our comp guidance range. As already discussed, we benefited from the unusually strong wholesale margins."

Fourth Quarter and Fiscal 2006 Expectations
-------------------------------------------

"For the fourth quarter, we currently expect used unit comp performance in the range of -4% to +2%, assuming we don't experience abnormal winter weather events," Ligon said. "We have a particularly challenging comparison to last year's 12% used unit comps, which included 5 percentage points attributable to rolling out a new subprime finance provider. We expect fourth quarter earnings per share in the range of 25 to 31 cents, implying full year fiscal 2006 earnings per share in the range of $1.27 to $1.33. This represents annual EPS growth of between 19 and 24% compared with the $1.07 per share earned in fiscal
2005. We expect the fourth quarter CAF gains on loans sold to be approximately
3.5%."

The company plans to release fourth quarter sales and earnings results on Thursday, March 30, 2006, before the opening of the New York Stock Exchange.
CarMax will host a conference call for investors at 9:00 a.m. Eastern time on that day. Information on this conference call will be available on the company's investor information home page at http://investor.carmax.com.

Future Guidance
---------------

"After careful consideration, we have decided that for our next fiscal year, we'll issue guidance on comparable store used unit sales and on earnings per share only for the full fiscal year," said Ligon. "We will no longer issue quarterly guidance. This decision reflects our continuing focus on longer-term store, sales, and earnings growth and on return on invested capital, and our recognition that the performance in shorter-term periods can be more volatile than over the longer term. As we report our quarterly results, we plan to comment on how our performance is tracking against our annual guidance."


                                     -more-

CarMax, Inc.
Page 6 of 10


Store Openings
--------------

CarMax opened four superstores during the third quarter, including two standard superstores and two satellite superstores. In November, the company entered the Virginia Beach and Wichita markets with standard superstores, and in September, satellite superstores were added in the Miami and Nashville markets. To date in fiscal 2006, CarMax has opened nine superstores, including five standard superstores and four satellite superstores. No superstore openings are planned for the fourth quarter of fiscal 2006.

During the fiscal year ending February 28, 2007, CarMax plans to expand its used car superstore base by approximately 16%, consistent with the company's target for used car superstore annual growth in the range of 15% to 20%. The company expects to open approximately 11 used car superstores, including five standard superstores and six satellite superstores, as follows:

Fiscal 2007 Store Opening Plan
------------------------------
                                                                        Standard       Satellite        Total
                                                                      Superstores     Superstores    Superstores
                                                                     --------------- -------------- ---------------
Hartford / New Haven, Conn.          New mid-sized market                   1               1              2
Columbus, Ohio                       New mid-sized market                   1               1              2
Oklahoma City, Okla.                 New mid-sized market                   1               -              1
Los Angeles, Calif.                  Existing large market                  -               2              2
Charlottesville, Va.                 New small market                       -               1              1
Fredericksburg, Va.
   (Washington, D.C. market)         Existing large market                  1               -              1
Austin, Tex.                         Existing mid-sized market              -               1              1
Charlotte, N.C.                      Existing mid-sized market              1               -              1
                                                                     --------------- -------------- ---------------
Total superstore openings                                                   5               6             11
                                                                     --------------- -------------- ---------------

"With an estimated television viewing audience of approximately 185,000, Charlottesville, Va., represents our first entry into a small market," said
Ligon. "We will be adjusting our store footprint, inventory, and our staffing model in this store, as a result of the smaller overall sales opportunities provided by this market. This store's performance over the next few years will help us better understand our longer-term opportunities in small markets."

Conference Call Information
---------------------------

CarMax will host a conference call for investors at 9:00 a.m. Eastern time today, December 21, 2005. Domestic investors may access the call at 1-888-298-3261 (conference I.D.: 7882381). International investors should dial
1-706-679-7457 (conference I.D.: 7882381). A live webcast of the call will be available on the company's investor information home page at http://investor.carmax.com or at www.streetevents.com.

A replay of the call will be available beginning at approximately 1:00 p.m.
Eastern time on December 21, 2005, and will run through midnight, January 11, 2006. Domestic investors may access the recording at 1-800-642-1687 (conference
I.D.: 7882381) and international investors at 1-706-645-9291 (conference I.D.:
7882381). A replay of the call also will be available on the company's investor information home page or at www.streetevents.com.


                                     -more-

CarMax, Inc.
Page 7 of 10

About CarMax
------------

CarMax, a Fortune 500 company, and one of the Fortune 2005 "100 Best Companies to Work For," is the nation's largest retailer of used cars. Headquartered in Richmond, Va., CarMax currently operates 67 used car superstores in 31 markets.
CarMax also operates seven new car franchises, all of which are integrated or co-located with its used car superstores. During the twelve month period ended
November 30, 2005, the company sold 285,950 used cars, which is 93% of the total
306,820 vehicles the company retailed during that period. For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements
--------------------------

The company cautions readers that the statements contained in this release about the company's future business plans, operations, opportunities, or prospects, including without limitation any statements or factors regarding expected sales, margins, or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. For more details on factors that could affect expectations, see the company's Annual
Report on Form 10-K for the fiscal year ended February 28, 2005, and its quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.

Contacts:
---------

Investors and Financial Media:
     Dandy Barrett, Assistant Vice President, Investor Relations, (804) 935-4591
     Celeste Gunter, Manager, Investor Relations, (804) 935-4597

General Media:
     Lisa Van Riper, Assistant Vice President, Public Affairs, (804) 935-4594
     Trina Lee, Public Relations Manager, (804) 747-0422, ext. 4197



                                     -more-

CarMax, Inc.
Page 8 of 10





                                                     CARMAX, INC. AND SUBSIDIARIES
                                                     -----------------------------
                                            CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                                            -----------------------------------------------
                                             (Amounts in thousands except per share data)


                                         Three Months Ended                          Nine Months Ended
                                             November 30                                November 30
                              ----------------------------------------   -----------------------------------------
                                 2005      %(1)       2004       %(1)       2005       %(1)       2004      %(1)
                              ---------  -------   ---------   -------   ---------   -------   ---------   ------

Sales and operating revenues:
    Used vehicle sales        $1,087,097    76.3   $ 926,023     76.2    $3,527,416     76.1  $2,898,757    75.0
    New vehicle sales            113,299     8.0     114,199      9.4       399,314      8.6     388,480    10.1
    Wholesale vehicle sales      174,235    12.2     132,669     10.9       554,510     12.0     441,658    11.4
    Other sales and revenues      49,349     3.5      42,820      3.5       154,953      3.3     135,313     3.5
                              ----------   -----   ---------    -----    ----------    -----   ---------    ----
Net sales and operating
    revenues                   1,423,980   100.0   1,215,711    100.0     4,636,193    100.0   3,864,208   100.0
Cost of sales                  1,246,807    87.6   1,070,265     88.0     4,052,677     87.4   3,388,332    87.7
                              ----------   -----   ---------    -----    ----------    -----   ---------    ----
Gross profit                     177,173    12.4     145,446     12.0       583,516     12.6     475,876    12.3
CarMax Auto Finance income        27,971     2.0      20,439      1.7        78,866      1.7      62,999     1.6
Selling, general, and
   administrative expenses       161,727    11.4     137,170     11.3       486,236     10.5     402,584    10.4
Gain on franchise
   dispositions, net                  --      --         692      0.1            --       --         681      --
Interest expense                     430      --          --       --         1,999       --         817      --
Interest income                      262      --         175       --           588       --         294      --
                              ----------   ------   ---------   ------    ----------   ------   ---------   -----
Earnings before income taxes      43,249     3.0      29,582      2.4       174,735      3.8     136,449     3.5
Provision for income taxes        16,837     1.2      11,537      0.9        67,083      1.4      53,215     1.4
                              ----------   -----   ---------    -----    ----------    -----   ---------    ----
Net earnings                  $   26,412     1.9   $  18,045      1.5    $  107,652      2.3   $  83,234     2.2
                              ==========   =====   =========    =====    ==========    =====   =========    ====

Weighted average common shares:
    Basic                        104,727             104,070                104,547              103,978
                              ==========           =========             ==========            =========
    Diluted                      106,442             105,735                106,281              105,673
                              ==========           =========             ==========            =========


Net earnings per share:
    Basic                     $     0.25           $    0.17             $     1.03            $    0.80
                              ==========           =========             ==========            =========
    Diluted                   $     0.25           $    0.17             $     1.01            $    0.79
                              ==========           =========             ==========            =========


(1) Percents are calculated as a percentage of net sales and operating revenues and may not equal totals due to rounding.


                                                              -more-


CarMax, Inc.
Page 9 of 10



                                                     CARMAX, INC. AND SUBSIDIARIES
                                                     -----------------------------
                                                      CONSOLIDATED BALANCE SHEETS
                                                      ---------------------------
                                                        (Amounts in thousands)


                                                                    November 30                     February 28
                                                           2005                   2004                 2005
                                                        ----------              ---------           ----------
ASSETS                                                              (unaudited)
------
Current assets:
Cash and cash equivalents                               $   34,977              $  25,762           $   29,099
Accounts receivable, net                                    55,616                 63,694               76,167
Automobile loan receivables held for sale                    1,527                  3,540               22,152
Retained interest in securitized receivables               158,930                131,621              147,963
Inventory                                                  606,366                503,682              576,567
Prepaid expenses and other current assets                   11,381                  9,248               13,008
                                                       -----------              ---------          -----------

Total current assets                                       868,797                737,547              864,956

Property and equipment, net                                465,990                368,654              406,301
Deferred income taxes                                        5,869                    667                   --
Other assets                                                26,484                 26,302               21,756
                                                       -----------              ---------          -----------

TOTAL ASSETS                                           $ 1,367,140             $1,133,170          $ 1,293,013
                                                       ===========             ==========          ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities:
Accounts payable                                        $  173,341             $  133,015           $  170,646
Accrued expenses and other current liabilities              75,266                 53,388               65,664
Accrued income taxes                                        21,571                  4,481                1,179
Deferred income taxes                                       19,572                 31,030               26,315
Short-term debt                                              4,707                  6,331               65,197
Current portion of long-term debt                           40,042                     --                  330
                                                        ----------             ----------           ----------

Total current liabilities                                  334,499                228,245              329,331

Long-term debt, excluding current portion                   85,036                111,940              128,419
Deferred revenue and other liabilities                      29,322                 23,749               29,260
Deferred income taxes                                           --                     --                5,027
                                                        -----------            ----------           ----------

TOTAL LIABILITIES                                          448,857                363,934              492,037

SHAREHOLDERS' EQUITY                                       918,283                769,236              800,976
                                                        ----------              ---------             --------

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                                   $ 1,367,140             $1,133,170           $1,293,013
                                                       ===========             ==========           ==========


                                                             -more-


CarMax, Inc.
Page 10 of 10



                                                     CARMAX, INC. AND SUBSIDIARIES
                                                     -----------------------------
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                           -------------------------------------------------
                                                        (Amounts in thousands)

                                                                                Nine Months Ended
                                                                                   November 30
                                                                           2005                  2004
                                                                         ---------             ---------
Operating Activities:
---------------------
Net earnings                                                             $107,652              $  83,234
Adjustments to reconcile net earnings to net
    cash provided by operating activities:
    Depreciation and amortization                                          19,193                 13,334
    Amortization of restricted stock awards                                    53                     79
    Gain on disposition of assets                                            (777)                  (810)
    Provision for deferred income taxes                                   (17,639)                (2,163)
    Changes in operating assets and liabilities:
       Decrease in accounts receivable, net                                20,551                  8,664
       Decrease in automobile loan receivables held for sale               20,625                 15,241
       (Increase) decrease in retained interest in securitized
          receivables                                                     (10,967)                14,367
       Increase in inventory                                              (29,799)               (37,621)
       Decrease (increase) in prepaid expenses and other
          current assets                                                    1,627                   (598)
       Increase in other assets                                              (434)                  (394)
       Increase (decrease) in accounts payable, accrued expenses and
          other current liabilities, and accrued income taxes              37,804                (11,500)
       Increase in deferred revenue and other liabilities                     800                  1,772
                                                                        ---------              ---------
Net cash provided by operating activities                                 148,689                 83,605
                                                                        ---------              ---------

Investing Activities:
---------------------
Purchases of property and equipment                                      (153,490)              (176,341)
Proceeds from sales of assets                                              78,217                 52,657
                                                                        ---------              ---------
Net cash used in investing activities                                     (75,273)              (123,684)
                                                                        ---------              ---------

Financing Activities:
---------------------
(Decrease) increase in short-term debt, net                               (60,490)                 1,885
Issuance of long-term debt                                                105,229                     --
Payments of long-term debt                                               (116,764)                    --
Equity issuances, net                                                       4,487                  2,313
                                                                        ---------              ---------
Net cash (used in) provided by financing activities                       (67,538)                 4,198
                                                                        ---------              ---------

Increase (decrease) in cash and cash equivalents                            5,878                (35,881)
Cash and cash equivalents at beginning of year                             29,099                 61,643
                                                                        ---------              ---------
Cash and cash equivalents at end of period                              $  34,977              $  25,762
                                                                        =========              =========




                                                              ###
